EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES SECOND-QUARTER 2012 FINANCIAL RESULTS

Company to Focus on Core Offerings and
Significantly Improving Operating Profit through Restructuring

BOSTON, July 26, 2012 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced second quarter financial results for the quarter ended June 30, 2012.

Revenue for the second quarter of fiscal 2012 was $67.8 million, compared with $80.6 million for the second quarter of fiscal 2011 — the quarter ended July 2, 2011. Non-GAAP revenue for the second quarter of fiscal 2012 was $66.3 million, compared with $79.6 million for the second quarter of fiscal 2011.

Net income for the second quarter of fiscal 2012 was $0.7 million, or $0.07 per diluted share. This compares with net income for the second quarter of fiscal 2011 of $4.3 million, or $0.40 per diluted share. Non-GAAP net income for the second quarter of fiscal 2012 was $2.1 million, or $0.20 per diluted share, compared with $5.2 million, or $0.48 per diluted share, for the second quarter of fiscal 2011.

A complete reconciliation between revenue, net income and net income per diluted share, on a GAAP and non-GAAP basis, for the second quarters and six month year-to-date periods of fiscal 2012 and fiscal 2011 are provided in the financial tables at the end of this release.

Management Comments

“Our performance in the second quarter of fiscal 2012 reflected strong contributions by select core practices—notably the Competition and Marakon practices,” said Paul Maleh, CRA’s President and Chief Executive Officer. “However, our second-quarter results were below expectations as several underperforming practice areas affected CRA’s overall performance. The utilization this quarter was 70%, up from 68% in the sequential first quarter but lower than the 74% level in the second quarter of fiscal 2011.  To better position the Company for growth, we are taking decisive actions which should intensify the focus of our portfolio, increase the cohesiveness of our services, and significantly improve our margins and profitability. We are in the process of eliminating two underperforming business units while restructuring others.”

“In the Management Consulting business, we are eliminating our Chemicals practice; the sector expertise remains in a core team of individuals within our broader Management Consulting business,” said Maleh.  “In addition, we are closing our Middle East operations. The Middle East operations and Chemicals practice have substantially underperformed and created a drag on both our top- and bottom-line results. We expect these restructuring actions will improve the performance of our portfolio going forward.”

“Our overall restructuring plan also includes repositioning other select underperforming practice areas. The combination of all of these restructuring actions will result in the reduction of approximately 55 consulting positions. Based on the six month year-to-date 2012 performance of the total restructured operations, we expect that these reductions will reduce net revenue on an annual basis by approximately $8 to $10 million and generate an annualized cost of service savings of approximately $17 million.  If we were to adjust for these restructuring actions, utilization for the second quarter of fiscal 2012 would have increased to 73%.”

“Commensurate with these consulting staff reductions, we are also taking significant actions to lower our SG&A costs by reducing our administrative staff, eliminating excess office space capacity, better rationalizing remaining office space, and lowering administrative spending, particularly related to outside contractors and professional fees. We expect the majority of these actions to be completed during the third and fourth quarters of fiscal 2012 and to generate annualized savings of approximately $8 million.”

“We believe the combination of our consulting staff reductions and SG&A actions will put us on track to achieve double-digit non-GAAP operating margins by the fourth quarter of fiscal 2012.

This restructuring should have even a larger effect on margin performance as its cost savings are realized over time.  We expect that once completed, the consulting staff reductions and the lowering of SG&A costs will improve our operating profitability on an annualized basis by approximately $15 to $17 million.  As a result of the organizational changes, the Company expects to take a third-quarter restructuring charge of approximately $3.5 to $4.5 million.”

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its second-quarter fiscal 2012 financial results and restructuring plans. To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast. To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155. Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the

Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for each of the periods presented, the Company has excluded certain restructuring costs and NeuCo’s results.

Statements in this press release concerning the future business, operating results, anticipated, expected or intended impact of restructuring actions, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” “prospects,” “target,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JUNE 30, 2012 COMPARED TO THE QUARTER ENDED JULY 2, 2011

(In thousands, except per share data)

	Quarter Ended June 30, 2012						Quarter Ended July 2, 2011
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(NeuCo) (2)	Results	Revenues

Revenues	$67,813	100.0%	$—	$1,493	$66,320	100.0%	$80,641	100.0%	$—	$1,057	$79,584	100.0%
Costs of services	45,448	67.0%	—	339	45,109	68.0%	53,731	66.6%	—	402	53,329	67.0%
Gross profit	22,365	33.0%	—	1,154	21,211	32.0%	26,910	33.4%	—	655	26,255	33.0%

Selling, general and administrative expenses	16,924	25.0%	226	882	15,816	23.8%	18,688	23.2%	1,020	1,113	16,555	20.8%
Depreciation and amortization	2,633	3.9%	1,145	1	1,487	2.2%	1,252	1.6%	—	5	1,247	1.6%
Income (loss) from operations	2,808	4.1%	(1,371)	271	3,908	5.9%	6,970	8.6%	(1,020)	(463)	8,453	10.6%

Interest and other income (expense), net	(113)	-0.2%	—	(40)	(73)	-0.1%	(206)	-0.3%	—	(42)	(164)	-0.2%
Income (loss) before (provision) benefit for income taxes	2,695	4.0%	(1,371)	231	3,835	5.8%	6,764	8.4%	(1,020)	(505)	8,289	10.4%
(Provision) benefit for income taxes	(1,922)	-2.8%	(151)	(60)	(1,711)	-2.6%	(2,728)	-3.4%	379	(53)	(3,054)	-3.8%
Net income (loss)	773	1.1%	(1,522)	171	2,124	3.2%	4,036	5.0%	(641)	(558)	5,235	6.6%
Net (income) loss attributable to noncontrolling interest, net of tax	(54)	-0.1%	—	(54)	—	0.0%	271	0.3%	—	271	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$719	1.1%	$(1,522)	$117	$2,124	3.2%	$4,307	5.3%	$(641)	$(287)	$5,235	6.6%

Net income per share attributable to CRA International, Inc.:
Basic	$0.07				$0.21		$0.40				$0.49
Diluted	$0.07				$0.20		$0.40				$0.48

Weighted average number of shares outstanding:
Basic	10,242				10,242		10,650				10,650
Diluted	10,381				10,381		10,820				10,820

(1)      During the quarter ended June 30, 2012, the Company incurred pre-tax expenses of $1.4 million and related income tax effect of $0.2 million in connection with the surrender of a portion of its office space in London, England and adjustments related to its leased office space in Houston, TX.

(2)      These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3)      During the quarter ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space in Houston, TX.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR TO DATE PERIOD ENDED JUNE 30, 2012 COMPARED TO THE YEAR TO DATE PERIOD ENDED JULY 2, 2011

(In thousands, except per share data)

	Year To Date Period Ended June 30, 2012						Year To Date Period Ended July 2, 2011
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Restructuring) (3)	(NeuCo) (2)	Results	Revenues

Revenues	$136,945	100.0%	$—	$2,672	$134,273	100.0%	$159,248	100.0%	$—	$2,690	$156,558	100.0%
Costs of services	91,935	67.1%	—	682	91,253	68.0%	105,291	66.1%	—	789	104,502	66.7%
Gross profit	45,010	32.9%	—	1,990	43,020	32.0%	53,957	33.9%	—	1,901	52,056	33.3%

Selling, general and administrative expenses	34,791	25.4%	771	1,803	32,217	24.0%	36,516	22.9%	1,020	2,129	33,367	21.3%
Depreciation and amortization	4,105	3.0%	1,145	2	2,958	2.2%	2,551	1.6%	—	15	2,536	1.6%
Income (loss) from operations	6,114	4.5%	(1,916)	185	7,845	5.8%	14,890	9.4%	(1,020)	(243)	16,153	10.3%

Interest and other income (expense), net	(166)	-0.1%	—	(82)	(84)	-0.1%	(662)	-0.4%	—	(85)	(577)	-0.4%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	5,948	4.3%	(1,916)	103	7,761	5.8%	14,228	8.9%	(1,020)	(328)	15,576	9.9%
(Provision) benefit for income taxes	(4,739)	-3.5%	44	(55)	(4,728)	-3.5%	(5,731)	-3.6%	379	(114)	(5,996)	-3.8%
Net income (loss)	1,209	0.9%	(1,872)	48	3,033	2.3%	8,497	5.3%	(641)	(442)	9,580	6.1%
Net loss attributable to noncontrolling interest, net of tax	29	0.0%	—	29	—	0.0%	245	0.2%	—	245	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$1,238	0.9%	$(1,872)	$77	$3,033	2.3%	$8,742	5.5%	$(641)	$(197)	$9,580	6.1%

Net income per share attributable to CRA International, Inc.:
Basic	$0.12				$0.30		$0.82				$0.90
Diluted	$0.12				$0.29		$0.81				$0.89

Weighted average number of shares outstanding:
Basic	10,279				10,279		10,632				10,632
Diluted	10,439				10,439		10,810				10,810

(1)      During the year-to-date period ended June 30, 2012, the Company incurred pre-tax expenses of $1.9 million and related income tax effect of $44,000 in connection with the surrender of a portion of the Company’s leased office space in London, England and adjustments related to its leased office space in Houston, TX.

(2)      These adjustments include activity related to NeuCo in the Company’s GAAP results.

(3)      During the year-to-date period ended July 2, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax effect of $0.4 million principally associated with leased office space in Houston, TX.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011

Assets
Cash and cash equivalents and short-term investments	$41,783	$76,082
Accounts receivable and unbilled, net	88,125	84,720
Other current assets	35,287	29,122
Total current assets	165,195	189,924

Property and equipment, net	19,574	21,611
Goodwill and intangible assets, net	143,171	143,126
Other assets	13,955	17,446
Total assets	$341,895	$372,107

Liabilities and shareholders’ equity
Current liabilities	$58,801	$82,273
Long-term liabilities	16,450	21,427
Total liabilities	75,251	103,700

Total shareholders’ equity	266,644	268,407
Total liabilities and shareholders’ equity	$341,895	$372,107